AMENDMENT,
                                             DATED NOVEMBER 10, 2003,
                                                        TO
                                    DISTRIBUTION AND SHAREHOLDER SERVICES PLAN
                                               RYDEX DYNAMIC FUNDS,
                                               DATED AUGUST 28, 2000


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                                           RYDEX DYNAMIC FUNDS - C CLASS
                                     DISTRIBUTION AND SHAREHOLDER SERVICE FEES
                                           AS AMENDED NOVEMBER 10, 2003

Rydex Funds - C Class
---------------------

Titan 500 Fund
Tempest 500 Fund
Venture 100 Fund
Velocity 100 Fund

LONG DYNAMIC DOW 30 FUND
INVERSE DYNAMIC DOW 30 FUND

Distribution and Shareholder Service Fees
-----------------------------------------

         Distribution Services..................Seventy-Five basis points (.75%)

         Shareholder Services...................Twenty-Five basis points (.25%)

Calculation of Fees
-------------------
Distribution and Shareholder Service fees are based on a percentage of the Funds' average daily net assets attributable to Shares of the Funds.

                                   ADDITIONS and [DELETIONS] are noted in BOLD.